EXHIBIT 16


                                       November 5, 1999


 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C.  20549

 Gentlemen:

           We have read Item 4 of Form 8-K/A dated November 5, 1999, of Classic Cable, Inc. and are in agreement with the statements contained in the first three paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                       Very truly yours,


                                       /s/ Ernst & Young LLP